EXHIBIT 3.2

                              AMENDED AND RESTATED

                                   BY-LAWS OF

                            CHECKPOINT SYSTEMS, INC.

                                OCTOBER 24, 1990

                                 FURTHER AMENDED

                                 JANUARY 6, 2005



                               ARTICLE I - OFFICES

                  SECTION 1-1 REGISTERED OFFICE. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania, at such place as the Board of Directors shall, from time to time, determine.

                  SECTION 1-2 OTHER OFFICES. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania, as the Board of Directors may, from time to time, determine.


                       ARTICLE II - SHAREHOLDERS' MEETINGS

                  SECTION 2-1 PLACE OF SHAREHOLDERS' MEETINGS. Meetings of shareholders shall be held at such geographic location within or without the Commonwealth of Pennsylvania as may be fixed by the Board of Directors, from time to time. If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the executive office of the Corporation wherever situated. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the Directors, the meeting need not be held at a particular geographic location.


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                  SECTION 2-2 ANNUAL MEETING. A meeting of the shareholders of the Corporation shall be held in each calendar year on the fourth Wednesday of April at 10:00 o'clock A.M., if not a legal holiday, and if such day is a legal holiday, then such meeting shall be held on the next business day, or on such other date as the Board of Directors may determine.

                  At such annual meeting, there shall be held an election for the Director(s) of a Class of the Board of Directors, to serve for the ensuing three year period and until his (their) successor(s) shall have been duly elected and qualified or until his (their) earlier resignation or removal, in accordance with the provisions relating thereto in the Articles of Incorporation.

                  SECTION 2-3 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time:

                      (a) By the President of the Corporation;

                      (b) By a majority of the Board of Directors; or

                      (c) By shareholders, in accordance with the provisions relating thereto contained in the Articles of Incorporation.

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                  Upon the written request of any person or persons who has
(have) duly called a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to fix the date of such meeting to be held at such time, not less than ten nor more than sixty days after the receipt of such request, as the Secretary may determine, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of such meeting and to give notice thereof within ten days after receipt of such request, the person or persons calling the meeting may do so.

                  SECTION 2-4 NOTICES OF SHAREHOLDERS' MEETINGS. Written notice stating the date, place, hour and purpose of any meeting of the shareholders shall be given to each shareholder of record entitled to vote at the meeting at least five days prior to the date of the meeting, unless otherwise required by law. Such notices may be given, at the direction of, or in the name of, the Board of Directors, President, any Vice President, Secretary or Assistant Secretary.

                  SECTION 2-5 QUORUM OF AND ACTION BY SHAREHOLDERS. Unless otherwise provided by law or in the Articles of Incorporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by law or in the Articles of Incorporation, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast, shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those shareholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section or in the Articles of Incorporation, shall nevertheless constitute a quorum for the purpose of electing Directors.



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                  SECTION 2-6 VOTING. The officer or agent having charge of the transfer books of the Corporation shall make, at least five days before any meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

                  At all shareholders' meetings, shareholders entitled to vote may attend and vote either in person or by proxy. All proxies shall be executed or authenticated by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with or transmitted to the Secretary of the Corporation or its designated agent. A shareholder or his duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for him by proxy. A proxy, unless coupled with an interest, shall be revocable at will, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. No unrevoked proxy shall be valid after eleven months from the date of execution, authentication or transmission, unless a longer time is expressly provided therein; but in no event shall a proxy, unless coupled with an interest, be valid after three years after the date of its execution, authentication or transmission.



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                           A telegram, telex, cablegram, datagram, e-mail,
       Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

                  (a) may be treated as properly executed or authenticated for purposes of this section; and

                  (b) shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction.

                  Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. Such vote may be taken by voice unless a shareholder demands that it be taken by ballot, in which event the vote shall be taken by written ballot, and the Judge or Judges of Election or, if none, the Secretary of the meeting, shall tabulate and certify the results of such vote.

                  SECTION 2-7 INFORMAL ACTION BY SHAREHOLDERS. Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose, and shall be filed with the Secretary of the Corporation.



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                  SECTION 2-8 PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE
OR OTHER ELECTRONIC TECHNOLOGY. A shareholder who is unable to personally attend any shareholders' meeting may participate in such meeting, be counted for the purposes of determining a quorum and exercise all rights and privileges to which he might be entitled were he personally in attendance, including the right to vote and take other action, by means of a conference telephone or other electronic technology, upon giving three days' notice to the President of the Corporation of his intention to so participate. The presence or participation, including voting and taking other action, at a meeting of shareholders, or the expression of consent or dissent to corporate action, by a shareholder by conference telephone or other electronic means, including, without limitation, the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder for the purposes of this Article II.

                        ARTICLE III - BOARD OF DIRECTORS

                  SECTION 3-1 NUMBER. The business and affairs of the Corporation shall be managed by a Board of Directors of not less than three nor more than eleven Directors, and shall be classified in accordance with the provisions relating thereto in the Articles of Incorporation. The number of Directors which constitute the Board of Directors shall be determined by appropriate action of the Board of Directors or the shareholders.

                  SECTION 3-2 QUALIFICATIONS OF DIRECTORS. A Director of the Corporation need not be a resident of the Commonwealth of Pennsylvania nor a shareholder of the Corporation. Except as may otherwise be determined by the Board of Directors by a two-thirds vote of the disinterested members in any instance: (i) at the age of seventy-five (75) years an individual shall not be qualified to be appointed as a Director, or (ii) upon reaching the age of seventy- five (75) years, a Director shall no longer be qualified to stand for re-election by the shareholders, but shall be entitled to complete any term which has begun prior to such Director reaching the age of seventy-five (75) years.



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                  SECTION 3-3 PLACE OF MEETING. Meetings of the Board of
Directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the Directors may from time to time appoint or as may be designated in the notice calling the meeting.

                  SECTION 3-4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of shareholders, at the geographic location where such meeting of the shareholders is held or at such other place, date and hour as a majority of the Directors may designate. At such meeting, the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings.

                  SECTION 3-5 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever ordered by the President or by a majority of the Directors in office.

                  SECTION 3-6 PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE OR OTHER ELECTRONIC TECHNOLOGY. A Director who is unable personally to attend any meeting of the Board of Directors or any Committee, if he is a member thereof, may participate in such meetings, be counted for the purpose of determining a quorum and exercise all rights and privileges to which he might be entitled were he personally in attendance, including the right to vote, by means of conference telephone or other electronic technology by means of which all persons in the meeting can hear each other, upon giving one day's notice to the President of the Corporation of his intention to so participate.



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                  SECTION 3-7 NOTICES OF MEETINGS OF THE BOARD OF DIRECTORS.

                      (a) Regular Meetings No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-4 of these By-laws, in which event one day's notice shall be given of the time and place of such meeting.

                      (b) Special Meetings At least one day's notice shall be given of the time and place of any special meeting.

                  SECTION 3-8 QUORUM. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be considered as the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

                  SECTION 3-9 INFORMAL ACTION BY THE BOARD OF DIRECTORS. Any action which may be taken at a meeting of the Directors, or by members of any Committee, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors in office or members of the Committee, as the case may be, and shall be filed with the Secretary of the Corporation.



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                  SECTION 3-10 POWERS.

                      (a) General Powers. The Board of Directors shall have all the power and authority granted by law, including all powers necessary or appropriate to the management of the business and affairs of the Corporation.

                      (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Articles of Incorporation and these By-laws, it is hereby expressly declared that the Board of Directors shall have the following powers:

                          (1) To confer upon any officer or officers of the
Corporation the power to choose, remove or suspend assistant officers, agent or servants;

                          (2) To appoint any person, firm or corporation to
accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust;

                          (3) To appoint a person or persons to vote shares of
another corporation held and owned by the Corporation;

                          (4) By resolution adopted by a majority of the Board
of Directors, to designate one or more Committees, each Committee to consist of two or more of the Directors of the Corporation (to the extent provided in any such resolution, a Committee so designated shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation; the Board of Directors may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee; and in the absence or disqualification of any member and all designated alternates of such Committee or Committees or if the Board of Directors has failed to designate alternate members, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member);



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                          (5) To fix the place, time and purpose of meetings of
shareholders; and

                          (6) To fix the compensation of Directors for their
services.

                  SECTION 3-11 REMOVAL OF DIRECTORS BY SHAREHOLDERS. A Director or Directors may be removed from office without assigning any cause by the vote of shareholders, in accordance with the provisions relating thereto in the Articles of Incorporation.

                  SECTION 3-12 VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board of Directors though less than a quorum, in accordance with the provisions relating thereto in the Articles of Incorporation, and each person so elected shall be a Director until his successor is duly elected by the shareholders, who may make such election at the next meeting of the shareholders duly called for that purpose in accordance with the provisions relating thereto in the Articles of Incorporation.


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                              ARTICLE IV - OFFICERS

                  SECTION 4-1 ELECTION AND OFFICE. The Corporation shall have a Chairman of the Board, a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect as additional officers one or more Senior Vice Presidents, one or more Vice Presidents and one or more assistant officers. Any number of officers may be held by the same person.

                  SECTION 4-2 TERM. The Chairman of the Board, the President, the Secretary and the Treasurer shall each serve for a term of one year and until his respective successor is duly elected and qualified, unless removed from office by the Board of Directors during his respective tenure. The term of office of any other officer shall be as specified by the Board of Directors.

                  SECTION 4-3 POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. Unless otherwise determined by the Board of Directors, the Chairman of the Board shall have the usual duties of a chief executive officer with supervision over the President. In the exercise of these duties and subject to the limitations of the laws of the Commonwealth of Pennsylvania, the Articles of Incorporation, these By-laws and the actions of the Board of Directors, he shall preside at all meetings of the shareholders at which he shall be present and shall preside at all meetings of the Board of Directors. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.



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                  SECTION 4-4 POWERS AND DUTIES OF THE PRESIDENT. Unless
otherwise determined by the Board of Directors, the President shall have the usual duties of a chief operating officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the Commonwealth of Pennsylvania, the Articles of Incorporation, these By-laws and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

                  SECTION 4-5 POWERS AND DUTIES OF THE SECRETARY. Unless otherwise determined by the Board of Directors, the Secretary shall keep the minutes of all meetings of the Board of Directors, shareholders and all Committees, in books provided for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.



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                  SECTION 4-6 POWERS AND DUTIES OF THE TREASURER. Unless
otherwise determined by the Board of Directors, the Treasurer shall have charge of all of the funds and securities of the Corporation. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for the purpose, full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of financial condition of the Corporation. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

                  SECTION 4-7 POWERS AND DUTIES OF VICE PRESIDENTS AND ASSISTANT OFFICERS. Unless otherwise determined by the Board of Directors, each Senior Vice President, each Vice President and each assistant officer shall have the powers and perform the duties specified by the Board of Directors or by his respective superior officer. The President shall be the superior officer of each Senior Vice President and each Vice President. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.



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                  SECTION 4-8 DELEGATION OF OFFICE. The Board of Directors may
delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

                  SECTION 4-9 VACANCIES. The Board of Directors shall have the power to fill any vacancies in any office.

                            ARTICLE V - CAPITAL STOCK

                  SECTION 5-1 SHARE CERTIFICATES. Every share certificate shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.

                  SECTION 5-2 TRANSFER OF SHARES. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer.



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                  SECTION 5-3 DETERMINATION OF SHAREHOLDERS OF RECORD AND
CLOSING TRANSFER BOOKS. The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of shareholders, the date fixed for the payment of any dividend or distribution, the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, to receive payment of such dividend, to receive such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of or to vote at such meeting, to receive payment of such dividend, to receive such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. Unless a record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting. The Corporation may treat the registered owner of each share of stock as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of the owner thereof.



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                  SECTION 5-4 LOST SHARE CERTIFICATES. Unless waived in whole or in part by the Board of Directors from time to time, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate, shall (a) make an affidavit or affirmation of the facts and circumstances surrounding the same; (b) advertise such facts to the extent and in the manner the Board of Directors may require; and (c) give to the Corporation his bond of indemnity with an acceptable surety. Thereupon a new share certificate shall be issued in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor has been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

                              ARTICLE VI - NOTICES

                  SECTION 6-1 CONTENTS OF NOTICE. Whenever any notice of a meeting is required to be given pursuant to these By-laws or the Articles of Incorporation or otherwise, the notice shall specify the day and hour and geographic location, if any, of the meeting and, in the case of a special meeting of shareholders or where otherwise required by law, the general nature of the business transacted at such meeting.

                  SECTION 6-2 METHOD OF NOTICE. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof either

                  (a) By first class or express mail, postage prepaid, or courier service, charges prepaid, to his postal address appearing on the books of the Corporation or, in the case of Directors, supplied by him to the Corporation for the purpose of notice. Notice pursuant to this subsection shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person or



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                  (b) By facsimile transmission, e-mail or other electronic
communication to his facsimile number or address for e-mail or other electronic communications supplied by him to the Corporation for the purpose of notice. Notice pursuant to this subsection shall be deemed to have been given to the person entitled thereto when sent.

                  If no address for a shareholder appears on the books of the Corporation and such shareholder has not supplied the Corporation with an address for the purpose of receiving notice, notice deposited in the United States mail addressed to such shareholder care of General Delivery in the city in which the registered office of the Corporation is located shall be sufficient.

     ARTICLE VII - LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION OF
                     DIRECTORS, OFFICERS AND OTHER PERSONS

                  SECTION 7-1 LIMITATION OF DIRECTORS' LIABILITY. No Director of the Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the Director has breached or failed to perform the duties of his or her office under Section 8363 of the Pennsylvania Directors' Liability Act (relating to standard of care and justifiable reliance), and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a Director pursuant to any criminal statute, or to the liability of a Director for the payment of taxes pursuant to local, State or Federal law. This Section shall be applicable to any action taken and any failure to take any action on or after January 27, 1987.



                                       17
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                  SECTION 7-2 INDEMNIFICATION AND INSURANCE.

                      (a) Indemnification of Directors and Officers.

                          (i) Each Indemnitee (as defined below) shall be
indemnified and held harmless by the Corporation for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                          (ii) The right to indemnification provided in this
Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.



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                          (iii) Indemnification pursuant to this Section shall
continue as to an Indemnitee who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

                          (iv) For purposes of this Article, (A) "Indemnitee"
shall mean each Director or officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a Director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative.

                      (b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

                      (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or By-laws, agreement, vote of shareholders or Directors, or otherwise.

                      (d) Insurance. The Corporation may purchase and maintain insurance, at its expense, for the benefit of itself and any person against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

                      (e) Fund for Payment of Expenses. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles of Incorporation, by agreement, vote of shareholders or Directors, or otherwise.

                  SECTION 7-2 AMENDMENT. The provisions of this Article shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these By-laws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these By-laws, no repeal or amendment of these By-laws shall affect any or all of this Article so as to reduce or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the corporation then serving, or (b) the affirmative vote of shareholders entitled to cast at least eighty percent (80%) of the votes that all shareholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.



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                  SECTION 7-4 CHANGES IN PENNSYLVANIA LAW. References in this
Article to Pennsylvania law or to any provision thereof shall be to such law (including without limitation the Directors' Liability Act) as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                               ARTICLE VIII - SEAL

                  SECTION 8-1 The form of the seal of the Corporation, called the corporate seal of the Corporation, shall be as impressed below.


[Form of Seal]


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                            ARTICLE IX - FISCAL YEAR

                  SECTION 9-1 The fiscal year of the Corporation shall be a fifty-three week/fifty-two week fiscal year; provided that the Board of Directors shall have the power by resolution to change the fiscal year of the Corporation.

                             ARTICLE X - AMENDMENTS

                  SECTION 10-1 The shareholders entitled to vote thereon shall have the power to alter, amend or repeal these By-laws, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose, subject to the provisions of these By-laws and the Articles of Incorporation. The Board of Directors, by a majority vote of those voting, shall have the power to alter, amend and repeal these By-laws, subject always to the power of the shareholders to change such action and to the provisions of these By-laws and the Articles of Incorporation.

                     ARTICLE XI - INTERPRETATION OF BY-LAWS

                  SECTION 11-1 All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the Pennsylvania Business Corporation Law, as amended, and as amended from time to time hereafter.

      ARTICLE XII - EXEMPTION FROM PROVISIONS OF THE PENNSYLVANIA BUSINESS CORPORATION LAW REGARDING CERTAIN CONTROL TRANSACTIONS

                  SECTION 12-1 Pursuant to Section 9.10A(1) of the Pennsylvania Business Corporation Law, as amended by Act 92 of 1983 adopted December 23, 1983 and as further amended by Act 2031 of 1987 adopted February 9, 1988, it is hereby provided that Section 9.10 of the Pennsylvania Business Corporation Law shall not be applicable to this Corporation.


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